                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement/Prospectus of our report dated April 16, 1998 with respect to the consolidated financial statements and schedule, as restated, included in QuadraMed Corporation's Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this Proxy Statement/Prospectus.



                                          /s/ ARTHUR ANDERSEN LLP


                                          ARTHUR ANDERSEN LLP


San Jose, California


April 21, 1998